PUT AND CALL AGREEMENT

         This Put and Call Agreement (this "Agreement") is made and entered into as of November 30, 1998 ("Date of Grant"), by and among Westrec Marina Management, Inc., a California corporation ("Westrec"), Commercial Assets, Inc., a Maryland corporation ("Purchaser"), and Michael M. Sachs, an individual ("Sachs").

         WHEREAS, Purchaser has purchased 326,740 shares of the Class A Common Stock of Westrec (the "Class A Shares") and 82,351 shares of the Class B Common Stock of Westrec (the "Class B Shares," and collectively with the Class A Shares, the "Shares");

         WHEREAS, Westrec desires to grant to Purchaser an option to sell to Westrec the Shares in the manner set forth below;

         WHEREAS, Purchaser desires to grant to Westrec an option to purchase the Shares;

         WHEREAS, concurrently herewith Sachs is executing and delivering (i) a Secured Promissory Note payable to Purchaser in payment of certain indebtedness previously incurred (the "Note"), and (ii) a Stock Pledge Agreement to secure Sachs' obligations under the Note and hereunder.

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

         1. Grant of Put Option. Westrec hereby grants to Purchaser, and Purchaser hereby accepts, as of the Date of Grant, on the terms and conditions hereinafter set forth, an option (the "Put Option") to sell to Westrec the Shares.

         2. Exercisability of Put Option. Purchaser may exercise the Put Option as follows: on each of the dates listed on Schedule A hereto (each, a "Put Option Exercise Date"), Purchaser may sell to Westrec the number of Class A and Class B Shares appearing opposite that date, in each case for a price equal to $6.37 per Share (the "Put Exercise Price"). In addition, at any time after (i) the Note becomes due and payable in full by virtue of having been accelerated,
(ii) Westrec has failed to purchase timely any Shares hereunder as to which Purchaser has delivered a Put Exercise Notice, (iii) Westrec makes any distribution to its stockholders which is out of the ordinary course of its business, (iv) Westrec incurs any additional indebtedness, other than indebtedness incurred in the ordinary course of its business, or (v) Westrec sells, transfers or otherwise conveys a material amount of its assets for consideration which is less than the fair market value of such assets (or a subsidiary of Westrec sells an amount of its assets which is material to Westrec for consideration which is less than the fair market value of such assets), Purchaser may exercise the Put Option in full and cause Westrec to purchase all remaining Shares by providing written notice in the manner set forth in Section 3 below, and any date specified by Purchaser in such notice in accordance with
Section 3 (which date shall in no event be later than January 31, 2001) shall be deemed the Put Option Exercise Date for such exercise. Westrec shall give Purchaser notice promptly upon the occurrence of any event described in (iii) through (v) above.

         3. Exercise of Put Option. Purchaser may exercise the Put Option as of any Put Option Exercise Date with respect to all or any portion of the Shares that, under Section 2 of this Agreement, may be sold on such date. Such exercise shall be effected by the delivery to Westrec not less than thirty (30) days prior to such Put Option Exercise Date of a written notice of such exercise (the "Put Exercise Notice") which shall specify the number of Shares required to be purchased by Westrec pursuant to such Put Exercise Notice (the "Exercised Put Shares"). In the event that the Put Option is so timely exercised, the parties shall consummate the sale of the Exercised Put Shares on such Put Option Exercise Date by (a) the delivery by Purchaser to Westrec or its designee of stock certificates duly endorsed for transfer to Westrec or its designee representing the Shares included in the number of Exercised Put Shares and (b) the delivery by Westrec or its designee to Purchaser by wire transfer or cashier's or certified check of an amount equal to the number of Exercised Put Shares times the Put Exercise Price.

         4. Guarantee of Put Option. Sachs hereby personally guarantees the obligations of Westrec to purchase the Exercised Put Shares upon each exercise of a Put Option in accordance with Sections 2 and 3 of this Agreement. Sachs hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest. No failure to exercise and no delay in exercising any right, power or privilege under the guaranty provided herein shall operate as a waiver thereof, nor shall any single or partial exercise or any right, power or privilege hereunder preclude any other right, power or privilege. Sachs agrees that this guaranty shall not be discharged, released or exonerated in any way by any declaration by Purchaser of default in respect of the obligations guaranteed hereby, the exercise by Purchaser of any rights against Westrec or the failure of Purchaser to exercise any rights against Westrec with respect to any default by Westrec. Sachs' guarantee, as set forth herein, is an absolute and unconditional guarantee and is a guarantee of payment, not of collection.

         5. Call Option. Purchaser hereby grants to Westrec as of the Date of Grant, on the terms and conditions set forth herein, an option (the "Call Option") to purchase all or any portion of the Shares.

         6. Exercisability of Call Option. The Call Option shall be exercisable by Westrec or its designee, from time to time, on or before January 31, 2001 at $6.37 per Share (the "Call Exercise Price").

         7. Exercise of Call Option. Westrec or its designee may exercise the Call Option or any portion thereof by the delivery to Purchaser of a written notice of such exercise (the "Call Exercise Notice"), which Call Exercise Notice shall specify the number of Shares to be purchased by Westrec or its designee pursuant to such Call Exercise Notice (the "Exercised Call Shares") and the date on which such purchase shall be consummated (the "Call Option Exercise Date"), which shall be not earlier than ten days after the Call Exercise Notice is provided and in any event not later than January 31, 2001. In the event that the Call Option is so timely exercised, the parties shall consummate the sale of the Exercised Call Shares on such Call Option Exercise Date by (a) the delivery by Purchaser to Westrec or its designee of stock certificates duly endorsed for transfer to Westrec or its designee representing the Shares included in the number of Exercised Call Shares and (b) the delivery by Westrec or its designee to Purchaser by wire transfer or cashier's or certified check of an amount equal to the number of Exercised Call Shares times the Call Exercise Price.

         8. Adjustments. The number of shares of Class A Common Stock and Class B Common Stock of Westrec comprising the Class A Shares and Class B Shares, respectively, shall be adjusted from time to time as follows:

                  (a) If Westrec shall at any time or from time to time declare or pay a dividend, or make a distribution, on outstanding shares of Class A Common Stock or Class B Common Stock in shares of capital stock of Westrec or subdivide the outstanding shares of Class A Common Stock or Class B Common Stock into a greater number of shares of Class A Common Stock or Class B Common Stock, or combine the outstanding shares of Class A Common Stock or Class B Common Stock into a smaller number of shares of Class A Common Stock or Class B Common Stock, or issue by reclassification of shares of Class A Common Stock or Class B Common Stock any shares of its capital stock, then, in each such case:

                           (i) the number of Shares  subject to an  exercise  of
                  the Put Option and Call Option thereafter shall be adjusted proportionately to reflect the increase or decrease in the number of Shares held by Purchaser as a result of that dividend, distribution, subdivision, combination, or issuance, so that, notwithstanding that event, by exercising the Put Option in full on each remaining Put Exercise Date Purchaser shall remain able to cause Westrec to purchase all Shares owned by Purchaser and by exercising the Call Option in full prior to its expiration Westrec shall remain able to cause Purchaser to sell all of the Shares not previously purchased under this Agreement; and

                           (ii) an adjustment made pursuant to this Section 8(a)
                  shall become  effective  for purposes of subclause (i) of this
                  Section 8(a), (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Class A Common Stock or Class B Common Stock entitled to receive such dividend or distribution, or (B) in the case of any subdivision, combination or reclassification, at the close of business on the day upon which such corporate action becomes effective.

                  (b) The number of shares of Class A Common Stock and Class B Common Stock comprising the Class A Shares and Class B Shares, respectively, adjusted as herein provided, shall remain in effect until further adjustment as required herein.

         9. Legal Fees. Westrec shall pay any reasonable fees incurred by Purchaser and payable to Purchaser's legal counsel for the review of this Agreement, the Note and the Stock Pledge Agreement.

         10. Representations and Warranties of Purchaser. Purchaser represents and warrants that:

                  (a) Authority. Purchaser has the right and power to enter into, execute, deliver and perform this Agreement.

                  (b) Due Execution; Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. Purchaser is not a party to, subject to or bound by any agreement, contract, lease, license, indenture, law, regulation or commitment of any kind or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent, or that would be breached or violated by, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) Regulatory Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Brokerage. Purchaser has not dealt with, and is not obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

                  (e) Ownership of Shares. Purchaser owns the Shares to be transferred to Westrec or its designee by Purchaser pursuant hereto free of any adverse claims and any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, other than any thereof that may exist under that certain Stockholders Agreement dated as of March 28, 1998.

                  (f) Absence of Prior Transfers. There has been no sale, assignment or other transfer or conveyance of any interest in any of the Shares.

         11.   Representations   and  Warranties  of  Westrec.   Westrec  hereby
represents and warrants that:

                  (a) Authority. Westrec has the right and power to enter into, execute, deliver and perform this Agreement.

                  (b) Due Execution; Validity. This Agreement has been duly executed and delivered by Westrec and constitutes the legal, valid and binding obligation of Westrec, enforceable against it in accordance with its terms. Westrec is not a party to, subject to or bound by any agreement, contract, lease, license, indenture, law, regulation or commitment of any kind or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent, or that would be breached or violated by, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) Regulatory Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by Westrec in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Brokerage. Westrec has not dealt with, and is not obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

         12. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to Westrec or Sachs, to:

                  Westrec Marina Management, Inc.
                  16633 Ventura Boulevard, 6th Floor
                  Encino, CA  91436
                  Attention:  Michael M. Sachs
                  Facsimile:  (818) 907-1104

         With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  2029 Century Park East, Suite 4000
                  Los Angeles, CA  90067
                  Attention:  Russell C. Hansen, Esq.
                  Facsimile:  (310) 551-8741

         If to Purchaser, to:

                  Commercial Assets, Inc.
                  3410 South Galena Street
                  Denver, CO  80231
                  Attention: President
                  Facsimile:  (303) 614-9401

or at such other address of any party as such party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so personally delivered or mailed.

         13. Nontransferability. Neither the Put Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than to an affiliate of Purchaser.

         14. Maintenance of Shares. Purchaser shall not assign, transfer or in any way dispose of the Shares, or any other security received as a holder of Shares in any transaction contemplated by Section 8 of this Agreement, other than to an affiliate of Purchaser and other than to Westrec or its designee pursuant to this Agreement, except after January 31, 2001 to the extent that the Put Option and the Call Option are not fully exercised.

         15. Shareholder Rights. Unless and until either the Put Option or the Call Option is exercised fully and the Shares sold to Westrec or its designee hereunder, Purchaser shall retain all rights as a shareholder of Westrec, including all voting rights and rights to receive any and all dividends and other distributions. Purchaser shall be entitled to vote, receive dividends and be deemed for any purpose the holder of the Shares (or any other securities to which Purchaser may be entitled, pursuant to Section 8 of this Agreement) until the Put Option or Call Option shall have been duly exercised, either in whole or in part, in accordance with the provisions of this Agreement.

         16. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

         17. Effective Date. This Agreement shall become effective at the time of the execution hereof.

         IN WITNESS WHEREOF, Westrec, Purchaser and Sachs have duly executed this Agreement as of the Date of Grant.

                                       WESTREC MARINA MANAGEMENT, INC.
                                       a California corporation

                                       By:  /s/ Michael M. Sachs
                                           -------------------------------
                                       Name:  Michael M. Sachs
                                       Title:  Chairman



                                       COMMERCIAL ASSETS, INC.
                                       a Maryland corporation

                                       By:  /s/ David M. Becker
                                           -------------------------------
                                       Name:  David M. Becker
                                       Title:  Chief Financial Officer



                                       /s/ Michael M. Sachs
                                       -----------------------------------
                                       Michael M. Sachs

                                   SCHEDULE A

                          PUT OPTION EXERCISE SCHEDULE


Put Option
Exercise Date             Class A Shares         Class B. Shares         Total Shares           Put Exercise Price
-------------             --------------         ---------------         ------------           ------------------

Aug. 31, 2000                    5,912                   1,490                  7,402                $47,163.00

Sep. 30, 2000                   17,879                   4,474                 22,371                142,539.00

Oct. 31, 2000                   17,758                   4,440                 22,198                141,437.00

Nov. 30, 2000                   17,620                   4,405                 22,025                140,334.00

Dec. 31, 2000                   17,701                   4,425                 22,126                140,978.00

Jan. 31, 2001                  250,375                  62,594                312,969              1,994,113.00

                              --------                --------               --------              ------------

TOTAL                          327,245                  81,828                409,091             $2,606,564.00
